SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


                  Date of Report
                  (Date of earliest
                  event reported):    October 29, 1997


                              Bandag, Incorporated
             (Exact name of registrant as specified in its charter)


        Iowa                        001-07007                 42-0802143
   (State or other              (Commission File              (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


                    2905 North Highway 61, Muscatine, Iowa  52761
           (Address of principal executive offices including zip code)


                                 (319) 262-1400
                         (Registrant's telephone number)

               Item 2.  Acquisition or Disposition of Assets.

               (a) On October 29, 1997, Bandag, Incorporated, an Iowa corporation ("Bandag"), through its wholly owned subsidiary BTC, Inc., a Delaware corporation, sold 2,395,000 shares of HON INDUSTRIES Inc. Common Stock (the "HON Stock") in a registered public offering (the "Offering") pursuant to a Registration Statement on Form S-3 filed by HON INDUSTRIES Inc. with the Securities and Exchange Commission. Upon consummation of the Offering, Bandag held no shares of Common Stock of HON INDUSTRIES Inc.

               The purchase price per share, negotiated with the underwriters for the Offering, was $52 and resulted in gross proceeds from the Offering of $124,540,000.

               Bandag intends to use the proceeds of the Offering in its previously announced purchase of five of its franchises.

               Edgar D. Jannotta, a director of Bandag, is Senior Director of William Blair & Company, L.L.C. ("Blair"), one of the underwriters for the Offering. Blair is a market maker in the HON Stock and, as such, may from time to time have a long or short position in the HON Stock.

               Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

               (a)  None.

               (b)  None.

               (c)  None.

               Pursuant to the requirements of the Securities Exchange Act of 1934, Bandag has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                                   Bandag, Incorporated



                              By:  /s/ Warren W. Heidbreder
                                   Warren W. Heidbreder, Vice President,
                                   Chief Financial Officer